Exhibit 10.10

[***] INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) THE TYPE OF INFORMATION COMPANY TREATS AS PRIVATE OR CONFIDENTIAL

HC HORNET WAY, LLC
c/o Hackman Capital Partners, LLC
4060 Ince Boulevard
Culver City, California 90232

July 31, 2026

Beyond Meat, Inc.
888 N. Douglas Street
El Segundo, California 90245
Attention: Lubi Kutua, Chief Financial Officer, and
Teri Witteman, Chief Legal Officer and Secretary
Email: [***] and [***]

Varda Space Industries, Inc.
225 S. Aviation Boulevard
El Segundo, California 90245
Attention: Dan Czerwonka
Email: [***]

RE:    FIRST AMENDMENT TO CONSENT TO SUBLEASE

“Building”:    888 N. Douglas Street, El Segundo, California 90245

“Premises”:    A total of approximately 220,519 rentable square feet, which will be reduced to approximately 118,907 rentable square feet on the Suite B/C/E Termination Date (as defined in the Lease)

“Sublet Space”:    A total of approximately 54,749 rentable square feet, which is concurrently herewith being increased to approximately 55,109 rentable square feet, as more particularly described in the Sublease and approximately depicted on Schedule 1 attached hereto

“Landlord”:    HC Hornet Way, LLC, a Delaware limited liability company

“Tenant”:    Beyond Meat, Inc., a Delaware corporation

“Subtenant”:    Varda Space Industries, Inc., a Delaware corporation

“Lease”:    Lease dated January 14, 2021, as amended by that certain First Amendment to Lease dated as of September 17, 2024, that certain Second Amendment to Lease dated as of May 9, 2025, that certain Third Amendment to Lease dated as of July 16, 2025, that certain Fourth Amendment to Lease dated as of October 7, 2025, and that certain Fifth Amendment to Lease dated as of even date herewith, as the same may be amended, modified, extended or restated from time to time

“Sublease”:    Sublease Agreement executed as of July 22, 2025 (the “Original Sublease”), as amended by that certain First Amendment to Sublease dated as of even date herewith and annexed hereto as Exhibit A (the “First Amendment to Sublease”), as the same may be amended, modified, extended or restated from time to time, as may be permitted under the Original Consent as amended by this Amendment

“Original Consent”    Consent to the Original Sublease executed as of October 7, 2025, by and among Landlord, Tenant and Subtenant

“Recognition Agreement”     Recognition Agreement executed as of October 7, 2025, by and between Landlord and Subtenant, as amended by that certain First Amendment to Recognition Agreement dated as of even date herewith

Ladies and Gentlemen:

You have requested our consent to the First Amendment to Sublease. Such consent is hereby granted on the terms and conditions, and in reliance upon the representations and warranties, set forth in this letter (this “Amendment”).

1.The Original Consent is hereby modified such that (a) the term “Sublease” where used in the Original Consent shall hereafter refer to the Original Sublease as amended by the First Amendment to Sublease, (b) the term “Agreement” where used in the Original Consent shall hereafter refer to the Original Consent as amended by this Amendment, (c) the term “Lease” where used in the Original Consent shall hereafter refer to the Lease (as defined above), (d) the term “Recognition Agreement” where used in the Original Consent shall hereafter refer to the Recognition Agreement (as defined above), (e) the term “Premises” where used in the Original Consent shall hereafter refer to the Premises (as defined above), and (f) the term “Sublet Space” where used in the Original Consent shall hereafter refer to the Sublet Space (as defined above).

2.Except for those provisions which are inconsistent with this Amendment, all other terms, covenants and conditions of the Original Consent shall remain in full force and effect.

3.Section 6(c) of the Original Consent is hereby deleted in its entirety and replaced by the following:

“The premises that Subtenant will lease during the Extension Term is the Sublet Space (the “Extension Premises”).”

4.Tenant represents and warrants that: (a) the Lease is in full force and effect; (b) Tenant has not assigned, subleased, licensed, encumbered, or extended the Lease, other than as set forth in (i) that certain License Agreement dated April 26, 2025 between Tenant, as licensor, and Subtenant, as Licensee, which previously terminated, and (ii) the Sublease; (c) Tenant knows of no defense or counterclaim to the enforcement of the Lease; (d) Tenant is not entitled to any reduction, offset or abatement of the rent payable under the Lease; (e) a true and complete copy of the First Amendment to Sublease is attached hereto, and the Sublease constitutes the complete agreement between Tenant and Subtenant with respect to the subject matter thereof; (f) Landlord has completed all work to be performed by Landlord under the Lease; and (g) neither a Default (as defined in Section 19.1 of the Lease) by Tenant nor a default (as such term is used in Section 19.5 of the Lease) by Landlord exists of any of their respective obligations or covenants, and neither has breached any of their respective representations or warranties, under the Lease.

5.Tenant agrees to pay, not later than thirty (30) days after receipt (or deemed receipt) of written demand, Landlord’s reasonable out-of-pocket fees and disbursements incurred in connection with and related to the preparation and execution of this Amendment, the Recognition Agreement and the Sublease. At Tenant’s written request, Landlord shall provide non-privileged documentation evidencing such out-of-pocket fees and disbursements.

6.This Amendment may be executed and delivered electronically (including, without limitation, via e-mail transmission and/or DocuSign) in counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

7.Please acknowledge your agreement to the terms and conditions of this Amendment by signing the copy of this Amendment enclosed herewith and returning it to the Landlord. You may consider Landlord’s consent to the Sublease to be effective upon your receipt of a fully executed copy of this Amendment.

Very truly yours,

LANDLORD: HC Hornet Way, LLC. a Delaware limited liability company By /s/ Michael Hackman Name: Michael Hackman Title: Authorized Representative

Agreed to:

TENANT:

Beyond Meat, Inc.,
a Delaware corporation

By:    /s/ Ethan Brown
Name: Ethan Brown
    Its: Chief Executive Officer

SUBTENANT:

Varda Space Industries, Inc.,
a Delaware corporation

By:    /s/ Jon Barr
Name: Jon Barr
    Its: Chief Operating Officer

By:    /s/ Matthew Chung
Name: Matthew Chung
    Its: Director, Facilities & Environmental Health and Safety

THE SCHEDULES AND EXHIBITS TO THIS EXHIBIT 10.10 HAVE BEEN OMITTED PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THIS EXHIBIT 10.10 OR THE DISCLOSURE DOCUMENT. THE REGISTRANT WILL FURNISH SUPPLEMENTALLY COPIES OF SUCH SCHEDULES AND EXHIBITS TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

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